Exhibit 99.1

Hercules Technology Growth Capital Announces Three Portfolio Companies That Reached Multi-Million Dollar Milestones

Gomez, Inc., to be Acquired by Compuware, Merrimack Pharmaceuticals Enters into a Worldwide Collaboration and Licensing Agreement With Sanofi-aventis and Paratek Pharmaceuticals Signs Agreement with Novartis

Hercules Recognizes Three Additional Portfolio Company Events From Labopharm, Inc., and QuatRx Pharmaceuticals That Reinforce Early, Positive Signs within the Market as Well as Ancestry.com, Pending IPO

PALO ALTO, Calif.--(BUSINESS WIRE)--October 20, 2009--Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the leading specialty finance company providing venture debt and equity to venture capital and private equity-backed technology and life science companies at all stages of development, today announced that three of its portfolio companies have signed multi-million dollar agreements with top companies within their industries.

Gomez, Inc.

In October 2009, Gomez, Inc., (www.gomez.com) – a leader in Web application management and one of Hercules’ early portfolio companies – has entered into a definitive agreement to be acquired by Compuware in a $295 million cash transaction. The acquisition, which will create the industry’s only unified Application Performance Management solution, is anticipated to close in November 2009. Hercules anticipates, assuming the transaction is completed, to realize gross estimated proceeds from the sale of its warrants of approximately $2.0 million.

Merrimack Pharmaceuticals, Inc.

In October 2009, Merrimack (www.merrimackpharma.com) – a biotechnology company focused on the discovery and development of novel treatments for cancer and autoimmune disease – has entered into a worldwide collaboration and licensing agreement with Sanofi-aventis on MM-121, an anti-ErbB3 monoclonal antibody. Under the terms of the deal, Merrimack may be eligible to receive up to $530 million, comprised of $60 million upfront plus milestone payments, in addition to future royalties.

Paratek Pharmaceuticals, Inc.

In October 2009, Paratek (www.paratekpharm.com) – a privately held biopharmaceutical company engaged in the discovery and commercialization of new therapeutics that treat life threatening infectious and other serious diseases - entered into an exclusive worldwide collaborative development, manufacturing and commercialization license agreement with Novartis for Paratek's lead broad-spectrum antibiotic, PTK 0796. Under the terms of the deal, Paratek may be eligible to receive up to $485 million in milestones and fees combined, plus a royalty on global net sales.

“Hercules continues to recognize the achievements of our portfolio companies in the midst of many challenges as a result of a difficult environment,” said Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “Compuware’s acquisition of Gomez, Sanofi-aventis’ deal with Merrimack and Novartis’ deal with Paratek Pharmaceuticals, along with positive announcements from Labopharm and QuatRx, related to their continued success in obtaining necessary FDA regulatory approvals, coupled with the potential IPO of Ancesty.com, are a testament to Hercules’ ability to identify and invest in the right companies. In addition, Hercules continues to work diligently through select credit concerns within our existing portfolio as we have outlined during our Q2 2009 Earnings call, and also see some of our companies work to close on potential new equity rounds or seek to complete M&A events. I am encouraged by many of the recent positive and improving long term trends and developments within the venture industry as it appears we are starting to see venture investment activities stabilizing and trend upward, albeit very conservatively but nonetheless investing in companies,” said Henriquez.

Additional Portfolio Company Events:

Labopharm, Inc. (TSX: DDS; NASDAQ: DDSS)

In October 2009, Labopharm Inc., (www.labopharm.com) – a leader in optimizing the performance of existing small molecule drugs using its proprietary controlled-release technologies - announced that it has addressed and resolved all U.S. FDA concerns about the manufacturing process for its once-daily depression treatment Trazodone. Labopharm anticipates U.S. approval for the drug early next year. Additionally, Labopharm announced that its wholly owned subsidiary, Labopharm Europe Limited, has completed a distribution and supply agreement with Grunenthal GmbH for its twice-daily tramadol acetaminophen formulation for a number of countries in Europe and will receive 3.5 million Euros on signature and up to 4 million Euros in milestone payments upon achievement of certain regulatory and product reimbursement approvals prior to the launch of the product.

QuatRX Pharmaceuticals

In September 2009, QuatRX (www.quatrx.com) – a company focused on the discovery, licensing, development and commercialization of compounds in the endocrine, metabolic and cardiovascular therapeutic areas - announced positive results from the second of two patient cohorts in the second pivotal Phase 3 study for Ophena™ (ospemifene tablets), the company’s investigational compound in development for the treatment of postmenopausal vulvovaginal atrophy (VVA). This study, together with the recent completion of a long-term safety study for Ophena™, marks the end of the company’s comprehensive Phase 3 efficacy and safety program for Ophena™ and positions QuatRx to file a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) in early 2010.

Ancestry.com

In August 2009, Ancestry.com (www.ancestry.com) - formerly known as The Generations Network – an online resource for family history - announced that it has filed a registration statement with the U.S. Securities and Exchange Commission relating to a proposed initial public offering of shares of its common stock.

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology and life science companies at all stages of development. Founded in December 2003, the company primarily finances privately held companies backed by leading venture capital and private equity firms. Hercules invests in a broad range of ventures active in technology and life science industries and offers a full suite of growth capital products at all levels of the capital structure. The company is headquartered in Palo Alto, Calif. and has additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

CONTACT:
Hercules Technology Growth Capital, Inc.
Main, 650-289-3060 HT-HN
info@htgc.com
Sally Borg, 650-289-3066
sborg@htgc.com